Franklin Auto Trust 1998-1
Monthly Servicing Report


Collection Period:                                        February 1999
Distribution Date:                                       March 15, 1999
Number of Days in Distribution Period:                               30


Section I.  Original Deal Parameters

A.   Original Portfolio                                                 Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime                 7,160        78,430,885.03      9.68%          62.45          45.10              17.36
ii.  Non-Prime             5,194        45,967,290.63     13.83%          63.18          39.53              23.65
iii. Sub-Prime               924         6,996,314.98     18.77%          58.47          39.66              18.81
iv.  Total Portfolio      13,278       131,394,490.64     11.62%          62.49          42.86              19.63

B.   Bonds Issued


                          Original
                          Principal                     Legal Final
                          Balance            Coupon       Maturity      CUSIP
                        --------------------------------------------------------
ii.  Class A-1 Notes      109,000,000.00       5.50%      1/15/02     35242RAA2
ii.  Class A-2 Notes       22,394,000.00       5.65%      1/15/06     35242RAB0

C.   Spread Account

i.   Initial Cash Deposit                      1,313,945.00
ii.  Spread Account Floor Amount               2,627,890.00
iii. Specified Spread Account Amount           6% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount             12% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment       6,569,725.00


Section II.  Deal Status as of Previous
Distribution Date

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans           6,520        64,113,807.91      9.70%          62.72          41.75             20.98
ii.  Non-Prime Loans       4,705        36,925,567.46     14.02%          63.28          36.88             26.41
iii. Sub-Prime Loans         849         5,653,923.34     18.91%          58.68          37.02             21.66
iv.  Total Loans          12,074       106,693,298.71     11.68%          62.70          39.81             22.89

B.   Bonds Outstanding

                                                 Principal       Unpaid Interest
                                                  Balance       Shortfall Amount
                                               ---------------------------------

i.   Class A-1 Notes                            84,299,298.71             0.00
ii.  Class A-2 Notes                            22,394,000.00             0.00

C.   Spread Account

i.   Spread Account Cash Balance                 2,627,890.00
ii.  Payment Provider Commitment                 3,773,707.92

D.   Shortfall Amounts
i.   Base Servicing Fee Shortfall                        0.00
ii.  Surety Fee Shortfall                                0.00
iii. Unreimbursed Surety Draws                           0.00
iv.  Unreimbursed Insurer Optional Deposit               0.00
v.   Excess Servicing Fee Shortfall                      0.00


Section II.  Deal Status as of Previous
Distribution Date

E.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime                    271,354.68      72,371.70        19,596.33     40,289.67       78,380.81       24,167.57
ii.  Non-Prime                815,939.23     123,192.01        96,225.58     45,138.48      124,288.54      108,307.59
iii. Sub-Prime                128,723.98      30,268.10        20,979.93     54,982.04       77,843.38       23,620.41
iv.  Total Portfolio        1,216,017.89     225,831.81       136,801.84    140,410.19      280,512.73      156,095.57



                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime                        36               8               2              3               6             2
ii.  Non-Prime                   121              19              11              4              15            11
iii. Sub-Prime                    23               6               3              6              11             3
iv.  Total Portfolio             180              33              16             13              32            16


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
 % of End-of-Month Balance
i.   Prime                     0.42%            0.11%             0.03%          0.06%          0.12%         0.04%
ii.  Non-Prime                 2.21%            0.33%             0.26%          0.12%          0.34%         0.29%
iii. Sub-Prime                 2.28%            0.54%             0.37%          0.97%          1.38%         0.42%
iv.  Total Portfolio           1.14%            0.21%             0.13%          0.13%          0.26%         0.15%


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Previous Number
i.   Prime                     0.55%            0.12%             0.03%          0.05%          0.09%         0.03%
ii.  Non-Prime                 2.57%            0.40%             0.23%          0.09%          0.32%         0.23%
iii. Sub-Prime                 2.71%            0.71%             0.35%          0.71%          1.30%         0.35%
iv.  Total Portfolio           1.49%            0.27%             0.13%          0.11%          0.27%         0.13%



Section III.  Collection Period Activity and
Current Status

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime                6,373         61,390,915.80      9.70%          62.76          41.04              21.72
ii.  Non-Prime            4,597         35,165,475.99     14.06%          63.35          36.40              26.95
iii. Sub-Prime              823          5,354,143.22     18.98%          58.71          36.57              22.14
iv.  Total Portfolio     11,793        101,910,535.01     11.69%          62.75          39.20              23.55


B.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime                    86,940.96       62,529.02        30,702.82      15,634.81      19,917.91       66,804.51
ii.  Non-Prime               603,163.93      131,591.50        96,766.67      45,948.47     133,052.55       86,344.37
iii. Sub-Prime                71,189.31       27,825.13        18,106.63      40,674.19      70,554.82       41,674.72
iv.  Total Portfolio         761,294.20      221,945.65       145,576.12     102,257.47     223,525.28      194,823.60


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime                       15                5               3              2               2             5
ii.  Non-Prime                   95               18              11              5              16            11
iii. Sub-Prime                   14                4               3              5              10             5
iv.  Total Portfolio            124               27              17             12              28            21


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
 % of Current Number
i.   Prime                     0.14%            0.10%             0.05%          0.03%          0.03%         0.11%
ii.  Non-Prime                 1.72%            0.37%             0.28%          0.13%          0.38%         0.25%
iii. Sub-Prime                 1.33%            0.52%             0.34%          0.76%          1.32%         0.78%
iv.  Total Portfolio           0.75%            0.22%             0.14%          0.10%          0.22%         0.19%


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Current Balance
i.   Prime                     0.24%            0.08%             0.05%          0.03%          0.03%         0.08%
ii.  Non-Prime                 2.07%            0.39%             0.24%          0.11%          0.35%         0.24%
iii. Sub-Prime                 1.70%            0.49%             0.36%          0.61%          1.22%         0.61%
iv.  Total Portfolio           1.05%            0.23%             0.14%          0.10%          0.24%         0.18%


Section III.  Collection Period Activity and
Current Status

C.   Collections

i.   Simple Interest Contracts
     a.  Interest Collections                           661,088.57
     b.  Principal Collections                        2,483,786.17
ii.  Rule of 78's Contracts
     a.  Interest Collections                           404,639.91
     b.  Principal Collections                        2,104,153.93
iii. Net Liquidation Proceeds                           100,858.05
iv.  Post Disposition Recoveries                          2,769.40
v.   Rebates of Capitalized Insurance Premiums                0.00
vi.  Repurchase Amounts
     a.  Interest                                             1.83
     b.  Principal                                          217.48


D.   Payaheads

i    Beginning Payahead Account Balance                 317,324.50
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections                84,924.50

iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections                82,287.59

iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections                 2,637.11

v.   Ending Payahead Account Balance                    319,961.61

E.   Total Available

i.   Total Interest Collections                       1,065,728.48
ii.  Total Principal Collections                      4,688,798.15
iii. Collected Funds                                  5,754,526.63

F.   Month End Pool Balance

i.   Beginning Pool Balance                         106,693,298.71
ii.  Principal Collections                            4,688,798.15
iii. Realized and Cram-Down Losses                       93,965.55
iv.  Month End Pool Balance                         101,910,535.01

Section IV.  Distribution Calculations

A.   Servicing Fee

i.   Servicing Fee Rate
     a.  Prime Receivable @ 1.00%                        53,428.17
     b.  Non-prime Receivables @ 1.50%                   46,156.96
     c.  Sub-prime Receivables @ 2.00%                    9,423.21
     d.  Total Servicing Fee                            109,008.34
     e.  Total Receivables @ 1.25%                      111,138.85
ii.  Base Servicing Fee (less of id. and ie.)           109,008.34
iii. Previous Servicing Fee Shortfall                         0.00
iv.  Excess Servicing Fee                                     0.00
v.   Previous Excess Servicing Fee Shortfall                  0.00
vi.  Total Excess Servicing Fee                               0.00
vii. Supplemental Servicing Fee                          61,923.26
viii.Supplemental Servicing Fee Shortfall                     0.00
ix.  Total Supplemental Servicing Fee                    61,923.26

B.   Surety Fee

i    Surety Fee Rate                                         0.15%
ii.  Base Surety Fee                                     13,336.66
iii. Previous Surety Fee Shortfall                            0.00
iv.  Total Surety Fee Due                                13,336.66


C.   Bond Interest
                                                                                                 Accrued
                                  Bond                                            Previous     Interest on
                                Interest      Number of Days       Current        Interest       Interest      Total Bond
                                  Rate        in Period           Interest        Shortfall      Shortfall    Interest Due
                             ---------------------------------------------------------------------------------------------

i.   Class A-1 Notes             5.50%               30          386,371.79         0.00          0.00         386,371.79
ii.  Class A-2 Notes             5.65%               30          105,438.42         0.00          0.00         105,438.42
iii. Total                       5.58%               30          491,810.20         0.00          0.00         491,810.20

Section IV.  Distribution Calculations

D.   Bond Principal

i.   Beginning Note Balance                         106,693,298.71
ii.  Current Pool Balance                           101,910,535.01
iii. Principal Distributable Amount                   4,782,763.70

E.   Total Required Distributions                       614,155.21
F.   Total Available Funds                            5,757,515.34
G.   Required Distribution Shortfall                          0.00
H.   Cash Available in Spread Account                 2,627,890.00
I.   Reserve Account Draw                                     0.00
J.   Payment Provider Commitment                      3,773,707.92
K.   Payment Provider Required Payment Amount                 0.00
L.   Surety Draw                                              0.00
M.   Insurer Optional Deposit                                 0.00
N.   Total Cash Available for Distributions           5,757,515.34




Section V.  Waterfall for Distributions

A.   Total Available Funds                            5,757,515.34

                                                                                                  Remaining
                                                   Amount           Amount                          Amount
                                                    Due              Paid          Shortfall    Available for
                                                                                                 Distribution
                                               ----------------------------------------------------------------
B.  Servicing Fee                                  109,008.34         109,008.34       0.00       5,648,507.00
C.  Surety Fee                                      13,336.66          13,336.66       0.00       5,635,170.34
D.  Note Interest                                  491,810.20         491,810.20       0.00       5,143,360.14
E.  Principal Distributable Amount               4,782,763.70       4,782,763.70       0.00         360,596.44
F.  Interest on Unreimbursed Surety Draws                0.00               0.00       0.00         360,596.44
G.  Reimbursement of Previous Surety Draws
      and Insurer Optional Deposits                      0.00               0.00       0.00         360,596.44
H.  Reserve Deposit                                      0.00               0.00       0.00         360,596.44
I.   Payment of Excess Servicing Fee                     0.00               0.00       0.00         360,596.44
J. Deposit to Certificate Distribution Account     360,596.44         360,596.44       0.00               0.00



Section VI.  Bond Reconciliation
                               Beginning          Principal       Ending          Interest      Interest      Interest
                                Balance              Paid         Balance            Due          Paid        Shortfall
                             ---------------------------------------------------------------------------------------------

A.  Class A-1 Notes            84,299,298.71      4,782,763.70    79,516,535.01    386,371.79     386,371.79     0.00
B.  Class A-2 Notes            22,394,000.00              0.00    22,394,000.00    105,438.42     105,438.42     0.00
C.  Total                     106,693,298.71      4,782,763.70   101,910,535.01    491,810.20     491,810.20     0.00


Section VII.  Spread Account Reconciliation

A.   Net Yield Calculations
     i.   Current Month                                  4.17%
     ii.  Previous Month                                 4.73%
     iii. Second Previous Month                          1.39%
     iv.  Three-Month Average                            3.39%
     v.   Previous Three Month Average                   3.22%
     vi.  Second Previous Three Month Average            3.37%
B.   Has Net Yield Trigger Event Occurred and
       Is It Continuing?                                    NO
C.   Has Spread Account Deposit Event Occurred
       (clauses (i) through (iv) or (iv))?                  NO
D.   Has Spread Account Deposit Event Occurred
       (clause (v))?                                        NO
E.   Cash Required to be on Deposit in Spread
        Account                                   2,627,890.00
F.   Combined Spread Account and Payment
        Provider Commitment Required              6,114,632.10




D.  Allocations, Deposits and Reductions of the Spread                                             Cash on           Payment
       Account and the Payment Provider Commitment                                                Deposit in         Provider
                                                                  Amount Due    Amount Paid     Spread Account      Commitment
                                                                ------------------------------------------------------------------
i.   Beginning Balance                                               0.00       0.00             2,627,890.00      3,773,707.92
ii.  Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (i-iv or vi)        0.00       0.00             2,627,890.00      3,773,707.92
iii. Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (v)                 0.00       0.00             2,627,890.00      3,773,707.92
iv.  Deposit to Spread Account from Waterfall                        0.00       0.00             2,627,890.00      3,773,707.92
v.   Deposit to Spread Account from Supplemental Servicing Fee       0.00       0.00             2,627,890.00      3,773,707.92
vi.  Deposit to Spread Account from Excess Servicing Fee             0.00       0.00             2,627,890.00      3,773,707.92
vii. Release from Spread Account when Net Yield Trigger
       Event Has Not Occurred or Has Been Deemed Cured               0.00       0.00             2,627,890.00      3,773,707.92
viii.Release from Spread Account when Net Yield Trigger
       Event Has Occurred and Has Not Been Deemed Cured              0.00       0.00             2,627,890.00      3,773,707.92
ix.  Reduction of Payment Provider Commitment when Net Yield
       Trigger Event Not Occurred or Deemed Cured                    0.00       286,965.82       2,627,890.00      3,486,742.10
x.   Withdrawal from Spread Account and/or Payment Provider
       Commitment for Insurer Optional Deposit                       0.00       0.00             2,627,890.00      3,486,742.10
xi.  Reduction of Payment Provider Commitment when Net Yield
       Trigger Event Has Occurred and Not Deemed Cured               0.00       0.00             2,627,890.00      3,486,742.10

Section VIII.  Surety Bond Reconciliation

A.   Previously Unreimbursed Surety Bond Draws                            0.00
B.   Interest Rate on Outstanding Draws (PRIME + 1%)                     8.75%
C.   Current Interest Accrued on Previously Outstanding Draws             0.00
D.   Interest Paid on Unreimbursed Surety Draws                           0.00
E.   New Surety Bond Draws                                                0.00
F.   Reimbursement of Previous Surety Draws                               0.00
G.   Unreimbursed Surety Draws                                            0.00
H.   Previous Unreimbursed Insurer Optional Deposits                      0.00
I.   New Insurer Optional Deposit                                         0.00
J.   Reimbursement of Previous Insurer Optional Deposits                  0.00
K.   Unreimbursed Insurer Optional Deposits                               0.00



Section IX.  Historical Portfolio Performance

                             Previous                          Previous                        Current
                              Period       Current Period       Period        Current          Period
                            Cumulative      Charge-Offs       Cumulative   Period Losses      Prepayment
                           Charge Offs                          Losses                          Speed
                          -------------------------------------------------------------------------------

i.   Prime                  118,210.40         66,804.51       53,560.41     35,601.08         1.5016%
ii.  Non-Prime              355,367.77         86,344.37      228,445.45     33,697.87         1.5307%
iii. Sub-Prime               84,803.05         41,674.72       52,860.87     21,897.20         1.9167%
iv.  Total Portfolio        558,381.22        194,823.60      334,866.73     91,196.15         1.6437%




---------------------------                -------------------------------------
Harold E. Miller, Jr.                      Ronald L. Burrows
Executive V.P., C.O.O                      Vice President